UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2026

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
845 Texas Avenue, Suite 1250
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 375-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Leadership Transition

On April 6, 2026, Cheniere Energy, Inc. (the “Company”) issued a press release announcing that, effective at the conclusion of the Company’s 2026 Annual Meeting of Shareholders (the “Meeting”), G. Andrea Botta, Chairman of the Board of Directors (the “Board”) will retire from the Board. The Board has elected Jack A. Fusco, the President and Chief Executive Officer of the Company, to succeed Mr. Botta as Chairman of the Board, and Patricia Collawn, an independent director, to serve as Lead Director of the Board, effective following the conclusion of the Meeting and subject to their respective annual elections to the Board by the shareholders of the Company at the Meeting.
A copy of the press release is furnished as Exhibit 99.1 hereto.
Director Swap – CQP Holdco

On April 2, 2026, Scott Peak was appointed to the Board pursuant to a right granted to CQP Holdco LP (f/k/a Blackstone CQP Holdco LP), a Delaware limited partnership, in an Investors’ and Registration Rights Agreement (the “Agreement”) dated as of July 31, 2012, among Cheniere Energy Partners, L.P., Cheniere Energy Partners GP, LLC, the Company, CQP Holdco LP and the other investor party thereto. In connection with the appointment of Mr. Peak and pursuant to the terms of the Agreement, Matthew Runkle resigned from the Board on April 2, 2026.
Mr. Peak is a party to the Company’s standard form of Indemnification Agreement, as described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 8, 2025.
There are no transactions between Mr. Peak and the Company that would be reportable under Item 404(a) of Regulation S-K.
Employment Agreement Amendment

On April 2, 2026, the Company and Jack A. Fusco, President and Chief Executive Officer of the Company, entered into an amendment (the “Amendment”) to the existing employment agreement between the Company and Mr. Fusco dated as of May 12, 2016, as amended (the “Employment Agreement”).
The Amendment provides that Mr. Fusco will be entitled to continued vesting of all outstanding long-term incentive awards following a termination by the Company without cause or by Mr. Fusco for good reason, consistent with the treatment of outstanding long-term incentive awards in connection with an expiration of Mr. Fusco’s employment term.
A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01. Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description
10.1*	Third Employment Agreement Amendment between Cheniere Energy, Inc. and Jack Fusco, dated April 2, 2026
99.1	Press Release, dated April 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	April 6, 2026	By:	/s/ Zach Davis
		Name:	Zach Davis
		Title:	Executive Vice President and
Chief Financial Officer